UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment #1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 8, 2010

CHINA ALUMINUM FOIL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53890	27-1805188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building No. 35, No. 1 Cui Zhu, High-Tech Development Area Zhengzhou City, Henan Province China
(Address of principal executive offices)	(Zip Code)

(86) 371-67539696
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment Note:  China Aluminum Foil, Inc. (the “Company”) is hereby amending its Current Report on Form 8-K filed with the Commission on November 10, 2010 to include updated financial information of Lucky Express (China) Limited, the Company’s recent reverse merger acquisition, for the three months ended September 30, 2010.  The financials are attached to this amended Form 8-K as Exhibit 99.1

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following is a discussion of Lucky Express’s financial statements for the three month period ended September 30, 2010 and 2009.

The following discussion should be read in conjunction with the financial statements, including the notes thereto, appearing as Exhibit 99.1 this report.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Liquidity and Capital Resources

For the three month period ended September 30, 2010

As of September 30, 2010 we had $793,654 in cash, current assets of $6,511,457, current liabilities of $4,170,413, and working capital of $2,341,044.  As of September 30, 2010 we had total assets of $12,582,281 and total liabilities of $4,170,413, compared to total assets of $16,133,591 and total liabilities of $8,577,441 as of June 30, 2010.

During the three month period ended September 30, 2010 we received net cash of $617,308 from operating activities, compared to $138,632 during the three month period ended September 30, 2009.  The increase in cash from operating activities during the three month period ended September 30, 2010 was primarily due to an increase in our net income, accounts receivable, accounts payable and customer deposits as well as an increase in cash we advanced to our suppliers.

During the three month period ended September 30, 2010 we used net cash of $9,707 in investing activities, during the three month period ended September 30, 2009 we spent net cash of $161,443 on investing activities, including $18,497 in prepayment for an office building and $142,946 in purchases of property, plant and equipment.

During the three month period ended September 30, 2010 we recognized a gain of $49,311 due to the effect of exchange rates on our cash, compared to a gain of $18,296 due to the same effect during the three month period ended September 30, 2009.  Our net cash increased by $656,912 during the three month period ended September 30, 2010, compared to a net cash decrease of $4,515 during the three month period ended September 30, 2009.   This   increase in cash was mostly due to an increase in cash provided by our operating activities and a decrease in cash spent on investing activities.

We intend to meet our cash requirements for the next 12 months through retained earnings and a combination of debt financing and equity financing by way of private placements.  We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any private placement financings.  If we are not able to successfully complete any private placement financings, we plan to cooperate with film and television producers or obtain shareholder loans to meet our cash requirements. However, there is no assurance that any such financing will be available or if available, on terms that will be acceptable to us.

Results of Operations

For the three month period ended September 30, 2010 and September 30, 2009

Revenues

During the three month period ended September 30, 2010 we generated $17,024,612 in revenues, compared to revenues of $6,876,769 during the three month period ended September 30, 2009.  Accordingly, our cost of revenues increased from $7,117,684 to $16,517,173 from the three month period ended September 30, 2009 to September 30, 2010.  As a result, our gross profit increased from a gross loss of $240,915 during the three month period ended September 30, 2009 to a gross profit of $507,429 during the three month period ended to September 30, 2010.  The increase in sales revenue is driven by the increased customer base and demand and an improvement in our efficiency of manufacturing process.

Expenses

For the three month period ended September 30, 2010 and September 30, 2009 our expenses were as follows:

Type of Expense	Three Months Ended September 30, 2010 ($)	Three Months Ended September 30, 2009 ($)
Cost of revenues	16,517,173	7,117,684
Selling	34,018	101,077
General and administrative	56,476	72,814

For the three month period ended September 30, 2010 our total expenses were $16,607,667 including cost of revenues, compared to total expenses of $7,291,575 during the three month period ended September 30, 2009.  Not considering cost of revenues, our total expenses during the three month period ended September 30, 2010 were $90,494 compared to total expenses of $173,891during the three month period ended September 30, 2009.  The decrease in expenses was due to an increase in efficiency of our sell and production processes.

Net Income

For the three month period ended September 30, 2010 we generated net income of $416,104, compared to a net loss of $414,820 for the three month period ended September 30, 2009.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete listing of these policies is included in Note 2 of the notes to our financial statements For the three month period ended September 30, 2010 and 2009.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Principles of Consolidation

The consolidated financial statements include the accounts of our company and our subsidiaries, and our VIE. All significant inter-company transactions and balances have been eliminated upon consolidation.  We consolidate Shensheng because it meets the requirement of being a VIE under US GAAP. In general, a VIE is a corporation, partnership, limited liability company, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables qualify as financial instruments. Management concluded the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available. The three levels are defined as follows:

● Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
● Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
● Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value. It is management’s opinion that as of September 30, 2010 and 2009, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Costs of Revenues

We derived revenues from sales of aluminum foils products, aluminum ingots and providing processing services. We recognize sales in accordance with United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition.” We recognize revenue when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services were rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.

Item 9.01	Financial Statements and Exhibits

99.1	Financial Statements of Lucky Express (China) Limited for the three months ended September 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ALUMINUM FOIL, INC.

/s/ Congfu Li
Congfu Li
President and Director

Date:	December 28, 2010